Exhibit 21.1
U-STORE-IT TRUST
LIST OF SUBSIDIARIES

Subsidiary		Jurisdiction of Organization
1.	U-Store-It, L.P.	Delaware
2.	Acquiport/Amsdell III, LLC	Delaware
3.	Acquiport/Amsdell IV, LLC	Delaware
4.	Acquiport/Amsdell V, LLC	Delaware
5.	Acquiport/Amsdell VI, LLC	Delaware
6.	Acquiport/Amsdell VII, LLC	Delaware
7.	USI II, LLC	Delaware
8.	U-Store-It Mini Warehouse Co.	Ohio
9.	YASKY LLC	Delaware
10.	YSI Management LLC	Delaware
11.	YSI I LLC	Delaware
12.	YSI II LLC	Delaware
13.	YSI III LLC	Delaware
14.	YSI IV LLC	Delaware
15.	YSI V LLC	Delaware
16.	YSI VI LLC	Delaware
17.	YSI X LP	Delaware
18.	YSI X GP LLC	Delaware
19.	YSI X LP LLC	Delaware
20.	YSI XI LP	Delaware
21.	YSI XI GP LLC	Delaware
22.	YSI XI LP LLC	Delaware
23.	YSI XII LP	Delaware
24.	YSI XII GP LLC	Delaware
25.	YSI XII LP LLC	Delaware
26.	YSI XIII LP	Delaware
27.	YSI XIII GP LLC	Delaware
28.	YSI XIII LP LLC	Delaware
29.	YSI XIV LP	Delaware
30.	YSI XIV GP LLC	Delaware
31.	YSI XIV LP LLC	Delaware
32.	YSI XV LLC	Delaware
33.	YSI XX LP	Delaware
34.	YSI XX GP LLC	Delaware
35.	YSI XX LP LLC	Delaware
36.	YSI XXI LLC	Delaware
37.	YSI XXII LLC	Delaware
38.	YSI XXIII LLC	Delaware
39.	YSI XXIV LP	Delaware
40.	YSI XXIV GP LLC	Delaware
41.	YSI XXIV LP LLC	Delaware
42.	YSI XXV LP	Delaware
43.	YSI XXV GP LLC	Delaware
44.	YSI XXV LP LLC	Delaware
45.	YSI XXVI LP	Delaware
46.	YSI XXVI GP LLC	Delaware
47.	YSI XXVI LP LLC	Delaware
48.	YSI XXVII LP	Delaware
49.	YSI XXVII GP LLC	Delaware
50.	YSI XXVII LP LLC	Delaware
51.	YSI XXVIII LP	Delaware

Subsidiary		Jurisdiction of Organization
51.	YSI XXVIII GP LLC	Delaware
52.	YSI XXVIII LP LLC	Delaware
53.	YSI XXIX LP	Delaware
54.	YSI XXIX GP LLC	Delaware
55.	YSI XXIX LP LLC	Delaware
56.	YSI XXX LLC	Delaware